Item 12(b) - Exhibits: Certifications

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated U.S. Government Securities Fund: 1-3 Years (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended August 31, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: October 21, 2005

/s/ J. Christopher Donahue
J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: October 21, 2005

/s/ Richard J. Thomas
Richard J. Thomas
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.